Exhibit 99.1

February 23, 2026

Old Glory Bank Announces Peter Ort and Michael Sonnenshein to Join Board of Directors of OGB Financial Company Upon Nasdaq Listing

oldglorybank.com

Elmore City, OK - Old Glory Bank (OGB), the premier full-service FDIC-insured bank serving the Freedom Economy, today announced its intention to have senior finance executives Peter Ort and Michael Sonnenshein, respected leaders in finance and crypto, join as Independent Directors of OGB Financial Company, subject to receiving Federal Reserve approval.

On January 13, 2026, Old Glory Bank announced that its bank holding company, Old Glory Holding Company, entered into a business combination agreement with Digital Assets Acquisition Corp (Nasdaq: DAAQ) (“DAAQ”), a special purpose acquisition company, to create OGB Financial Company, a Texas corporation to be listed on Nasdaq under the reserved ticker symbol “OGB” (the “Business Combination”). More information available here: Press Release

Peter Ort and Michael Sonnenshein have agreed to join Old Glory Bank to aid in preparations to integrate Old Glory Bank’s innovative, proprietary crypto product suite into its digital-first banking offering.

Peter Ort

Peter Ort, Co-Chairman and Principal Executive Officer of DAAQ and General Partner at Cambium Capital, brings deep experience in banking, venture capital, and crypto. “Old Glory Bank continues to lead the banking sector with its pace of product innovation across online banking and crypto, and I’m delighted to be joining the Board of OGB Financial Company upon the closing of our Business Combination,” said Peter Ort.

Michael Sonnenshein

“American consumers deserve the opportunity to have access to trusted, FDIC-insured banking services, where they can freely transact and use their crypto assets for loans and easy exchange for fiat deposits. The innovations coming out of Old Glory Bank are much-needed and long overdue,” said Michael Sonnenshein. “Old Glory Bank is building the infrastructure that will finally connect daily banking with the crypto ecosystem, and I am honored to help guide that mission.”

Sonnenshein, as former CEO and Board Member of Grayscale, led the company through rapid growth and helped bring institutional legitimacy to Bitcoin and digital asset investment products. His leadership in converting GBTC into a spot Bitcoin ETF, advancing regulatory engagement, and championing real-world asset tokenization, including at Securitize as its recent President and COO, has earned him widespread respect across both TradFi and the crypto communities. Sonnenshein has regularly appeared on CNBC and Bloomberg, spoken at the World Economic Forum, earned Business Insider honors in 2018 and 2021, and holds a BBA from Emory University’s Goizueta Business School and an MBA from NYU Stern.

“Michael Sonnenshein has been one of the most impactful leaders in bringing digital assets into the mainstream. He has consistently respected the dev community and the underlying technology. Choosing him to be a director at OGB Financial Company following the closing of the Business Combination with DAAQ signals that Old Glory Bank is serious about becoming the first bank to fully integrate crypto with a legacy bank charter,” said Kristin Smith, President of Solana Policy Institute and former CEO of Blockchain Association.

“Michael and Pete understand both sides: decentralized finance and traditional finance. On behalf of our customers and owners, we are privileged that they will serve on the Board of OGB Financial Company,” said Mike Ring, President and CEO of Old Glory Bank and a Board Member of Old Glory Bank and of Old Glory Holding Company.

OGB Financial Company’s Board of Directors will also include existing Board Members of Old Glory Holding Company, including prominent voices in the Freedom Economy such as former HUD Secretary Dr. Ben Carson, Radio and TV Host and former California gubernatorial candidate, Larry Elder, and Dan Schneider, senior executive at Media Reserve Center and former CPAC Executive Director. All board members serving on the boards of bank holding companies like OGB Financial Company require approval from the Federal Reserve, for which an application has already been submitted.

Old Glory Bank became the community bank for all of America by offering free personal accounts, free business accounts, 2/3 Day Early Direct Deposit, free overdraft protection, debit cards with 40,000 free ATMs, credit cards with rewards, charitable round-ups, fast home loans and HELOCs, VA loans, and SBA loans. Old Glory Bank’s specialty products include Old Glory Pay (Old Glory Bank’s closed-loop payment solution), Old Glory Cash-IN (enabling customers to easily deposit cash at over 88,000 retail stores), and Old Glory Alliance (a no-judgement crowdfunding solution that accepts political campaigns and offers quick merchant processing). Terms and conditions apply to these products and features.

About Old Glory Bank

Old Glory Bank is the premier full-service FDIC-insured bank serving both the Freedom Economy and DeFi Economy, offering the best mobile banking solutions for consumers and businesses, from sea to shining sea. Old Glory Bank is committed to protecting the Privacy, Security, and Liberty of all Americans. Old Glory Bank has co-founders and directors comprising of some of the leading voices representing freedom and patriotism, including former Secretary of Housing and Urban Development, Dr. Ben Carson; Radio and Television Host Larry Elder; country music superstar, TV host, entrepreneur, and songwriter, John Rich; the 30th White House Press Secretary and Television Host, Sean Spicer, former two-term Governor of Oklahoma, Mary Fallin-Christensen, and former Co-President of Fox News, former President of Fox Business Network, and White House Deputy Chief of Staff for Communications for the 45th Administration, Bill Shine. Visit www.oldglorybank.com. Contact media@oldglorybank.com for media inquiries. We Stand with You. Member FDIC. Equal Housing Lender.

About Digital Asset Acquisition Corp (DAAQ)

Digital Asset Acquisition Corp is a Nasdaq-listed (Nasdaq: DAAQ) special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Follow OGB on social media.

X: @oldglorybank, https://x.com/OldGloryBank

Facebook: Old Glory Bank, https://www.facebook.com/OldGloryBank/

Instagram: @oldglorybank, https://www.instagram.com/oldglorybank/

Truth: @oldglorybank, https://truthsocial.com/@OldGloryBank

Rumble: @oldglorybank, https://rumble.com/user/OldGloryBank

LinkedIn: Old Glory Bank, https://www.linkedin.com/company/old-glory-bank/

Additional Information about the Transaction and Where to Find It

The Business Combination (together with the related transactions contemplated by the business combination agreement, the “transaction”) will be submitted to the shareholders of DAAQ for their consideration. DAAQ and Old Glory Bank intend to file a registration statement on Form S-4 (the “Registration Statement”) with the Securities Exchange Commission (“SEC”), which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to DAAQ’s shareholders in connection with DAAQ’s solicitation for proxies for the vote by DAAQ’s shareholders in connection with the transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued (or deemed issued) to DAAQ’s securityholders and Old Glory Bank’s equity holders in connection with the completion of the transaction. After the Registration Statement is declared effective, DAAQ will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the transaction. DAAQ’s shareholders and other interested persons are advised to read, once available, the Registration Statement, the preliminary proxy statement/prospectus included in the Registration Statement and any amendments thereto and, once available, the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the transaction, in connection with DAAQ’s solicitation of proxies for its extraordinary general meeting to be held to approve, among other things, the transaction, as well as other documents filed with the SEC in connection with the transaction, as these documents will contain important information about DAAQ, Old Glory Bank, and the transaction. Securityholders of DAAQ and Old Glory Bank may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by DAAQ with the SEC that will or may be incorporated by reference in the proxy statement/prospectus, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to DAAQ at 174 Nassau Street, Suite 2100, Princeton, New Jersey 08542.

Participants in the Solicitation

DAAQ and its directors and executive officers may be deemed participants in the solicitation of proxies from DAAQ’s shareholders in connection with the transaction. More detailed information regarding those directors and executive officers and a description of their interests in DAAQ is contained in DAAQ’s filings with the SEC, including the registration statement on Form S-1 (File No. 333-284776), which was declared effective by the SEC on April 28, 2025, and which is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Old Glory Bank’s directors and executive officers may also be deemed to be participants in the solicitation of proxies from DAAQ’s shareholders in connection with the transaction. A list of the names of such directors and executive officers, and information regarding their interests in the transaction, will be included in the Registration Statement when available.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about DAAQ’s or Old Glory Bank’s ability to effectuate the transaction discussed in this document; the benefits of the transaction; the future financial performance of OGB Financial Company (which will be the go-forward combined public company following the completion of the transaction) following the completion of the transaction; changes in Old Glory Bank’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DAAQ, Old Glory Bank, and their respective management teams, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DAAQ and Old Glory Bank. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations, (2) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive agreements and any negotiations with respect to the transaction; (3) the outcome of any legal proceedings that may be instituted against DAAQ, Old Glory Bank, the combined company, or others; (4) the inability to complete the transaction due to the failure to obtain approval of the shareholders of DAAQ or Old Glory Bank for the transaction or to satisfy other conditions to closing; (5) changes to the proposed structure of the transaction that may be required or appropriate as a result of applicable laws or regulations; (6) the ability to meet stock exchange listing standards following the consummation of the transaction; (7) the risk that the transaction disrupts current plans and operations of DAAQ or Old Glory Bank as a result of the announcement and consummation of the transaction; (8) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things: competition, the ability of the combined company to grow and manage growth profitably, the ability of the combined company to build or maintain relationships with customers and retain its management and key employees, the timing and amount of future capital expenditures and requirements for additional capital, and the timing of future cash flow provided by operating activities, if any; (9) costs related to the transaction; (10) the possibility that Old Glory Bank or the combined company may be adversely affected by other economic, business, political and/or competitive factors; (11) estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in DAAQ’s filings with the SEC, including the Registration Statement, when available, and any periodic Exchange Act reports filed by DAAQ with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

You should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of the Registration Statement and other documents filed by DAAQ from time to time with the SEC. If any of these risks materialize or DAAQ’s or Old Glory Bank’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DAAQ nor Old Glory Bank presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DAAQ and Old Glory Bank’s expectations, plans, or forecasts of future events and views as of the date of this press release. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. These forward-looking statements speak only as of the date of this press release. DAAQ, Old Glory Bank, and their respective representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing DAAQ’s, Old Glory Bank’s, or any of their respective representatives or affiliates’ assessments as of any date subsequent to the date of this press release, and therefore, undue reliance should not be placed upon the forward-looking statements. This press release contains preliminary information only, is subject to change at any time, and is not, and should not be assumed to be, complete or constitute all of the information necessary to adequately make an informed decision regarding any potential investment in connection with the transaction.

No Offer or Solicitation

This press release and the exhibits hereto do not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent, or approval in any jurisdiction with respect to any securities or in connection with the transaction. There shall not be any offer, sale, or exchange of any securities of Old Glory Bank or DAAQ in any jurisdiction where, or to any person to whom, such offer, sale, or exchange may be unlawful under the laws of such jurisdiction prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

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